Exhibit 99.2

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
STATEN ISLAND BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS
____________, 2004
__:00 __.m., Eastern Time

     The undersigned hereby appoints the Board of Directors of Staten Island Bancorp, Inc. as proxies, each with power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Staten Island held of record by the undersigned on ____, 2004 at the Special Meeting of Stockholders to be held at the _______, located at ________, ________, on ________, ________, 2004, at ________:00 ________.m., Eastern Time, and any adjournment thereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

STATEN ISLAND BANCORP, INC. — SPECIAL MEETING, ___________, 2004

YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:

1.	Call toll free 1- on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www. and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒ Please mark your votes as indicated in this example

Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Shares of Staten Island Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island. If any other matter is properly presented at the special meeting of stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to sign and date this proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, ***
PLEASE READ THE INSTRUCTIONS BELOW

- FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR -
PROXY CARD BY MAIL

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.	By Mail (traditional method); or

2.	By Telephone (using a Touch Tone phone); or

3.	By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 12 midnight, ___________, 2004.

Vote by Telephone	Vote by Internet
It’s fast, convenient, and immediate! Call Toll-Free on a Touch Tone phone 1- _________	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:		Follow these four easy steps:

1.	Read the accompanying Joint Proxy Statement/Prospectus and Proxy Card.	1.	Read the accompanying Joint Proxy Statement/Prospectus and Proxy Card.

2.	Call the toll-free number 1- _________	2.	Go to the Website https://www. __________

3.	Enter your 9 digit Control Number located on your Proxy Card below.	3.	Enter your 9 digit Control Number located on your Proxy Card below.

4.	Follow the recorded instructions.	4.	Follow the instructions.

Your vote is important!	Your vote is important!
Call 1- _________ anytime!	Go to https://www. ________

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE
VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY
MAIL, WILL BE THE VOTE COUNTED.

For Telephone/
Internet Voting:
Control Number